UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2005.

XINHUA CHINA LTD. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-33195 (Commission File Number)	88-0437644 (IRS Employer Identification No.)

B 26F Oriental Kenzo, No. 48, Dongzhimenwai, Dongcheng District, Beijing, P.R. China (Address of principal executive offices)	100027 (Zip Code)

Registrant's telephone number, including area code 86-10-84477275

NA (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]        Written communications pursuant to Rule 425 under the Securities Act

            (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

            (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

            (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

            (17 CRF 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On June 22, 2005, the Company issued 622,690 units (each a “Unit”) of capital stock of the Company with respect to a recently completed private placement for total proceeds $2,023,742.50.  Each Unit consists of one share of common stock of the Company and one-half of one share purchase warrant, with each whole warrant entitling the holder thereof to acquire one additional share of common stock (each a “Warrant Share”) on or before 4:30 p.m. (Pacific Standard Time) on the earlier of: (i) June 22, 2007; and (ii) fifteen (15) business days from date that the Company provides notice in writing to the holder that the Company’s common shares have been trading or traded at a price of $7.00 or more for a period of ten (10) days.  Each whole warrant has an exercise price of $4.50 per Warrant Share for the first twelve (12) months, and if still available after twelve (12) months, an exercise price of $4.60 per Warrant Share starting on the first day of the second twelve (12) month period and increasing by $0.10 on the first day of each subsequent month thereafter.  The Company believes that such issuance is exempt from registration under Regulation D and Section 4(2) under the Securities Act of 1933, as amended, as well as Regulation S promulgated thereunder.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 29, 2005
                                                                                                                              XINHUA CHINA LTD.

                                                                                                                              By:       /s/ Henry Jung
                                                                                                                              Name:  Henry Jung
                                                                                                                              Title:     CFO and a Director